Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares

of

JETPAY CORPORATION

at

$5.05 Per Share of Common Stock

$5.05 Per Share of Common Stock underlying each share of Series A Convertible Preferred Stock

$600 Per Share of Series A-1 and Series A-2 Convertible Preferred Stock

Pursuant to the Offer to Purchase

Dated November 2, 2018

by

ORWELL ACQUISITION CORPORATION

a wholly-owned subsidiary of

NCR CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PHILADELPHIA, PENNSYLVANIA TIME AT THE END OF THE DAY ON DECEMBER 4, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “OFFER EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, $0.001 par value (the “Common Shares”), shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), shares of Series A-1 Convertible Preferred Stock, par value $0.001 (the “Series A-1 Preferred Shares”) and/or shares of Series A-2 Convertible Preferred Stock, par value $0.001 (the “Series A-2 Preferred Shares” and together with the Series A Preferred Shares and Series A-1 Preferred Shares, the “Preferred Shares” which, together with the Common Shares, constitute the “Shares”) of JetPay Corporation (“JetPay”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Equiniti Trust Company (the “Depositary”) prior to the Offer Expiration Time. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

Equiniti Trust Company

By Mail: By 5:00p.m. Philadelphia, PA Time on the date the Offer expires Equiniti Trust Company. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858

By Facsimile Transmission:

By 5:00p.m. Philadelphia, PA Time

on the date the Offer expires

Equiniti Trust Company.

Shareowner Services

Voluntary Corporate Actions

(800) 468-9716 (phone)

(866) 734-9952 (fax)

By Hand or Overnight Courier:

By 5:00p.m. Philadelphia, PA Time

on the date the Offer expires

Equiniti Trust Company.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Orwell Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of NCR Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 2, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, $0.001 par value (the “Common Shares”), shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), shares of Series A-1 Convertible Preferred Stock, par value $0.001 (the “Series A-1 Preferred Shares”) and/or shares of Series A-2 Convertible Preferred Stock, par value $0.001 (the “Series A-2 Preferred Shares” and together with the Series A Preferred Shares and Series A-1 Preferred Shares, the “Preferred Shares” which, together with the Common Shares, constitute the “Shares”) of JetPay Corporation, a Delaware corporation (“JetPay”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available) ☐ Check here if Shares will be tendered by book entry transfer. Name of Tendering Institution: DTC Account Number: Dated: , 201	Name(s) of Record Holder(s): (Please type or print) Address(es): (Zip Code) Area Code and Tel. No (Daytime telephone number) Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of Common Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.